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                                                                  EXHIBIT 10.4


                              ENDORSEMENT AGREEMENT

         THIS AGREEMENT is entered into as of August ___, 1999 by and between AcuBid.Com, Inc. ("AcuBid" or "the Company"), a Delaware domesticated corporation whose address is 1947 Camino Vida Roble, Suite 102, Carlsbad, California 92008 on the one hand, and Lawrence (Yogi) Berra ("Yogi Berra") and LTD Enterprises, a Delaware Corporation whose mailing address is _________________, on the other hand.

                               W I T N E S S E T H

         WHEREAS, Yogi Berra is a well-known athletic personality having consumer recognization through television and other media exposure;

         WHEREAS, AcuBid is in the business of conducting an internet auction house for high-end collectibles, specifically, sports memorabilia;

         WHEREAS, AcuBid desires to obtain Yogi Berra's services and to use Yogi Berra's name and likeness in connection with a planned television and multi-media advertising campaign to promote AcuBid's high-end sports memorabilia auctions; and,

         WHEREAS, Yogi Berra wishes to provide such services and grants AcuBid the use of his name and likeness in connection with such promotion and endorsement of AcuBid's on-line sports memorabilia auctions.

         NOW THEREFORE, for and in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

         1. Definitions. As used herein, the terms set forth below shall be defined as follows:

            (a) "Endorsement" shall mean the right to use the name, nickname, character, visual representation, likeness, videotapes, photographs, voice or endorsement.

            (b) "Contract Period" shall mean that period of time commencing August ___, 1999 and concluding August ____, 2001.

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                  (c) "Contract Territory" shall be worldwide, including the world wide reach of the internet.

         2. Services Provided and Rights Granted by Yogi Berra. Yogi Berra agrees to provide the following services and grants the following rights to
AcuBid:

                  (a) Chat Room. During the term of the contact Yogi Berra shall make himself available six hours per calendar quarter to participate in live "chat room" discussions on the Company's internet site. In no event shall any single "chat room" sitting exceed one (1) hour.

                  (b) Film Sessions. Yogi Berra shall be available for one (1) day(s) of film\tape and such further sessions as both Yogi Berra and AcuBid mutually agree for creation of films or tapes of him to be used in connection with the advertising, promotion and endorsement of the AcuBid website and high-end sports memorabilia auctions, specifically for the production of a television commercial.

                  (c) Voice Over. Yogi Berra shall be available for one (1) day of voice over taping sessions to be used in connection with the television commercial for the advertising, promotion, and endorsement of the AcuBid website and its high-end sports memorabilia auctions.

                  (d) Photography Session. Yogi Berra shall be available for one
(1) day for photograph session(s) and such further sessions as Yogi Berra and AcuBid mutually agree for the creation of photographs of him to be used in connection with advertising, promotion and endorsement of the AcuBid.Com, Inc. and its sports memorabilia auction, including, without limitation, trade brochures and other point of sale materials. One day, for the purpose of this
Section 2, shall be limited to eight hours.

                  (e) Advisory Board. Yogi Berra will join and participate in the advisory board of AcuBid.Com for the contract period.

                  (f) Yogi Berra shall be available for such additional photographic and film/tape sessions and appearances in the future as the parties shall mutually agree.

                  (g) All expenses incurred by Mr. Berra in conjunction with this Paragraph 2 will be borne by AcuBid and paid in advance or promptly reimbursed. All travel will be First Class including, but not limited to, air and ground travel and hotel lodgings.


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         3. Grant of Endorsement Rights. Yogi Berra hereby grants AcuBid the exclusive right and license within the Contract Territory during the Contract Period to use his endorsement in connection with the promotion, advertising, marketing and sale of AcuBid.Com and its on-line auctions. Yogi Berra further covenants and agrees that he will not, during the Contract Period, endorse any other on-line auctions.

         4. Approval of Advertising. It is understood and agreed that AcuBid will supply Yogi Berra with all advertising copy, and material generated in connection with the production of any television commercial provided for in paragraph 2 above used or to be used in connection with his endorsement and that such copy and material will be so supplied prior to the use thereof insofar as AcuBid can conveniently do so, but in any event, be supplied as soon thereafter as possible. AcuBid further agrees that it will prevent the use or further use, as the case may be, of any such advertising copy or materials in connection with such commercial as is at any time expressly disapproved by Yogi Berra. Yogi Berra agrees that he will not unreasonably disapprove or reject any such advertising material. If Yogi Berra does not disapprove any advertising copy or other materials associated with such commercial, submitted to him for approval within three (3) days after the receipt thereof, said materials shall deem to have been approved hereunder. Use of all advertising materials developed hereunder shall be limited in use to the duration of this Agreement

         5. No Conflicting Agreements. Yogi Berra represents and warrants that he has made no prior agreements regarding endorsement of any other internet on-line auctions or websites which would be effective at any period of time during the contract period, and that he is free to enter into this Agreement and to be bound by the terms herein. Yogi Berra further represents and warrants that he has no knowledge of any rule, regulations, or policies of any organization which would prohibit or limit his power and right to enter into and be bound by the terms of this Agreement. Yogi Berra further agrees that during the Contract Period he will not authorize or permit the use of his name, picture, portraits, performance, likeness, voice, biographical material or endorsement by any other person, firm, or entity other than AcuBid in connection with the advertising, promotion or sale of internet or on-line auctions or websites.

         6. Company to Purchase Sports Memorabilia. During the Contract Period, AcuBid may, from time to time, purchase sports memorabilia from LTD Enterprises, a company owned by Yogi Berra and the Berra family, at wholesale not retail prices.

         7. Additional Promotion. During the Contract Period, both Yogi Berra and AcuBid agree that it would be of mutual benefit for Yogi Berra to promote AcuBid's online auctions and

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websites whenever the opportunity for such promotion arises as specifically agreed to by the parties.

         8. Compensation. For the rights and benefits granted to AcuBid pursuant to this Agreement, AcuBid agrees to transfer Thirty Thousand (30,000) shares of its Common Stock to Yogi Berra and or his designees in accordance with instructions provided by Yogi Berra, the family or their company LTD Enterprises. In accordance therewith, the Company represents and warrants as follows:

         Pursuant to Rule 6530 and 6540 of the Marketplace Rules of the NASDAQ Stock Market, the Company must undertake all acts required by law and the Marketplace Rules by December 1, 1999 to become a reporting company within the meaning of Section 13 of the Securities Exchange Act of 1934. Once the Company becomes a reporting company, the Company will be eligible to register the shares of its employee and consultants, including the shares covered by this Agreement, on Form S-8 promulgated under the Securities Act of 1933, which is a summary form of registration. The Company will use its best efforts to file a Form 10 or Form 10SB registration, the first act required to become a reporting company, not later than September 1, 1999 and thereafter will assist Yogi Berra, the Berra family and/or LTD Enterprises in processing the registration of its shares on Form S-8. The purpose of this provision is to insure the fastest and most complete marketability of the shares transferred under this Paragraph 8 as registered shares which may be freely traded.

         9. No Obligation. Yogi Berra acknowledges that AcuBid has no obligation to produce or use any of the promotional, advertising, or endorsement materials referred to herein, its entire obligation hereunder being fulfilled by conveying and transferring the Thirty Thousand (30,000) shares of stock.

         10. Union Membership. Yogi Berra agrees that if any of the services rendered by him hereunder necessitate his membership in any union(s) having jurisdiction, and he is not a member in good standing of such union(s), he will immediately take all necessary steps to secure and maintain such membership at the cost and expense of, and with the assistance of, AcuBid.

         11. Injunctive Relief. Yogi Berra acknowledges that the services and rights he is performing and granting hereunder are unique and of peculiar value and impossible to replace, and thus, any breach of this Agreement will cause irreparable damage to AcuBid. Yogi Berra therefore agrees AcuBid shall be entitled as a matter of right to seek the enforcement of this Agreement and all if its terms by way of an injunction or other relief in a court of equity in addition to such other and further relief as AcuBid shall be entitled to at law.

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         12. Indemnification. AcuBid agrees to protect, indemnify, and save harmless Yogi Berra, the Berra family and the Berra entity LTD Enterprises from and against any and all expenses, damages, claims, suits, actions, judgments, and costs whatsoever, including reasonable attorneys fees, arising out of or in any way connected with any claim or action relating to AcuBid's online auctions, its website or its chat room, and the memorabilia that is the subject of such auctions. This indemnification specifically excludes any action by Yogi Berra, the Berra family, or LTD Enterprises that may arise in connection with their trading of AcuBid stock after they receive the shares provided for in Paragraph 8.

         13. Right of Termination of AcuBid and Yogi Berra. (a) In the event of:
(1) any material breach by Yogi Berra of any of the terms or provisions of this Agreement; or, (2) in the event that Yogi Berra shall cease for any reason (such as resignation, termination, death, disability or otherwise) to be a well known athletic personalty; or, (3) fails, refuses, neglects or is unable to render services contemplated herein or fulfill the obligations of this Agreement because of willful failure to cooperate with AcuBid; or, (4) suffers any mental or physical disability or illness or substantial change of appearance, including facial or bodily disfigurement; and, such breach, cessation, failure or physical or mental impairment is not cured within fifteen (15) days after written notice thereof from AcuBid to Yogi Berra, AcuBid shall have the right in its sole discretion to terminate this Agreement upon fifteen (15) days' prior written notice to Yogi Berra, such termination to be effective upon the expiration of such notice period. AcuBid may elect in its sole discretion not to terminate the contract, should any of the events of termination described in this paragraph 13(a) occur.

                  (b) In the event AcuBid shall materially breach of any of the terms or provisions of this Agreement, and such non-payment or breach has not been cured within fifteen (15) days' after written notice thereof from Yogi Berra to AcuBid, Yogi Berra shall have the right to terminate this Agreement upon ten (10) days' prior written notice to AcuBid, such termination to be effective upon the expiration of such notice period.

         14. Use of Name in Conjunction with Likeness. AcuBid agrees to display Yogi Berra's name in reasonable proximity to any use of his likeness in connection with the promotion, advertisement or endorsement of AcuBid online auction or website in the form of print, script, Yogi Berra's signature and/or any other legible form, at AcuBid's discretion. Yogi Berra agrees to provide AcuBid with a sample of his signature for such purpose if AcuBid so requests.


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         15. Competitive Products. During the term of this Agreement and until
July ___, 2001, Yogi Berra agrees that he will not furnish services or materials, or authorize or permit the use of his name, pictures, portraits, performances, likeness, voice, biographical material or endorsement by any person, firm or entity other than AcuBid in connection with the advertising, promotion, endorsement or sale of internet/online auction services including, but not limited, to those relating to sports memorabilia, other than AcuBid's.

         16. Agreement to Negotiate. Yogi Berra and AcuBid agree at the end of the Contract Period to negotiate in good faith any extension, or modification of this Agreement or such new agreement as the parties in good faith deem applicable.

         17. Confidentiality of Agreement. The substance of this Agreement shall not be divulged by Yogi Berra or his representatives, agents, or attorneys, except to any person in the course of any legal proceeding to which any of the parties to this Agreement is a party for the purpose of securing compliance with this Agreement.

         18. Notices. All statements, notices and mailings of any nature contemplated hereunder shall be sufficient if mailed certified mail, return receipt requested, postage prepaid, addressed to the respective parties at the addresses set forth below, unless a party notifies the other by such notice of a new address, in which event such new address shall be employed for all subsequent mailings:

         To AcuBid.Com, Inc.:                     AcuBid.Com, Inc.
                                                  1947 Camino Vida Roble
                                                  Suite 102
                                                  Carlsbad, CA 92008

         With a copy to:                          Kristin M. Cano
                                                  Law Offices of Kristin M. Cano
                                                  One Corporate Plaza, Suite 110
                                                  Newport Beach, CA 92660

         To Yogi Berra:

         To the Agent:                            Tim Berra
                                                  LTD Enterprises


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         19. Significance of Headings. Paragraph headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this Agreement.

         20. Entire Agreement. This Agreement embodies the entire agreement between the parties as of the date hereof, and no modifications, amendments or variations therefrom shall be of any effect unless in writing signed by a duly authorized office of the Partners and by Yogi Berra.

         21. No Partnership, Etc. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between AcuBid and Yogi Berra.

         22. Bind and Inure. This Agreement shall bind against and inure to the benefit of any successor and assign of AcuBid. The parties hereto expressly agree that in view of the personal services contemplated pursuant to this Agreement, Yogi Berra, shall have no right to assign his obligations or covenants hereunder to any third party without the express written approval of a duly authorized officer of AcuBid.

         23. Controlling Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the laws of the State of California and venue shall be in San Diego, California.

         24. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be conducted in San Diego, California.



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         25. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            AcuBid.Com, Inc.

                                    By: /s/ LAWRENCE SCHAFFER
                                        ---------------------------------------
                                            Lawrence Schaffer, President

                                            Lawrence (Yogi) Berra
                                        ---------------------------------------

                                    By: /s/ LAWRENCE BERRA
                                        ---------------------------------------
                                            Lawrence (Yogi) Berra, an individual

                                            LTD Enterprises

                                    By: [SIGNATURE ILLEGIBLE]
                                        ---------------------------------------

                                        Pres. L.T.D.
                                        ---------------------------------------
                                        (Name and Title)


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